Exhibit 4.3

Execution Version

EIGHTH SUPPLEMENTAL INDENTURE

This Eighth Supplemental Indenture, dated as of October 27, 2021 (this “Supplemental Indenture”), among Kimberly-Clark Corporation, a Delaware corporation (the “Company”), The Bank of New York Mellon Trust Company, N.A., as successor trustee under the Base Indenture defined below (“First Trustee”) and U.S. Bank National Association, as successor indenture trustee under such Indenture in respect of all series of the Securities to be issued by the Company on or after the date hereof, (the “Future Notes”) under the Base Indenture defined below (“U.S. Bank”) (either First Trustee or U.S. Bank, as applicable, being herein called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and First Trustee have entered into that certain First Amended and Restated Indenture, dated as of March 1, 1988, as heretofore supplemented and amended (the “Base Indenture”), by and between the Company and First Trustee, with respect to the Securities to be issued by the Company from time to time in one or more series. First Trustee has acted and will continue to act as trustee in respect of all series of the Securities which have been issued prior to the date of this Supplemental Indenture and remain outstanding. Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Base Indenture.

WHEREAS, Section 901(8) of the Base Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and First Trustee without the consent of any Holders of the Securities in order to appoint a successor trustee with respect to one or more Series of the Securities.

WHEREAS, the Future Notes will be issued pursuant to the Base Indenture, as supplemented by one or more supplemental indentures establishing the terms of the Future Notes.

WHEREAS, in accordance with the terms of Section 901 of the Base Indenture, the Company, by a Board Resolution, has duly authorized this Supplemental Indenture, and U.S. Bank has agreed to act as successor trustee with respect to the Future Notes.

WHEREAS, in accordance with the terms of Section 611(b) of the Base Indenture, in the case of the appointment under the Base Indenture of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the resigning Trustee and each successor Trustee shall execute and deliver a supplemental indenture wherein, among other things, the successor Trustee shall accept such appointment.

WHEREAS, the Company wishes and has requested that each Trustee join with it in the execution and delivery of this Supplemental Indenture and the Company has provided each Trustee with a Board Resolution authorizing the execution of and approving this Supplemental Indenture.

WHEREAS, pursuant to Sections 901(8) and Section 611(b) of the Base Indenture each Trustee is authorized to execute and deliver this Supplemental Indenture.

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company, First Trustee and U.S. Bank and a valid amendment of and supplement to the Base Indenture have been done.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Resignation.

First Trustee hereby resigns as Trustee under the Base Indenture in respect of the Future Notes.

Section 2. Appointment and Acceptance.

The Company hereby appoints U.S. Bank, and U.S. Bank hereby accepts such appointment, as the Trustee under the Base Indenture in respect of the Future Notes.

Section 3. Effectiveness; Termination.

(a) This Supplemental Indenture is entered into pursuant to and consistent with Section 901(8) of the Base Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of any of the Holders pursuant to Section 901(8).

(b) This Supplemental Indenture shall become effective and binding on the Company, First Trustee and U.S. Bank and the Holders of the Securities upon the execution and delivery by the parties to this Supplemental Indenture.

Section 4. Reference to and Effect on the Base Indenture.

(a) On and after the effective date hereof pursuant to Section 2 above, each reference in the Base Indenture to “the Indenture,” “this Indenture,” “hereunder,” “hereof” or “herein’ shall mean and be a reference to the Base Indenture as supplemented by this Supplemental Indenture unless the context otherwise requires and each reference in the Base Indenture to “the Trustee” shall mean and be a reference to First Trustee, in respect of all series of the Securities which have been issued prior to this date and remain outstanding, or to U.S. Bank, in respect of the Future Notes, unless the context otherwise requires.

(b) Except as specifically amended above, the Base Indenture shall remain in full force and effect and is hereby ratified and confirmed.

(c) Nothing contained herein or in the Base Indenture shall constitute First Trustee and U.S. Bank as co-trustees of the same trust and each such Trustee shall be Trustee of a trust or trusts under the Base Indenture separate and apart from any trust or trusts administered by any other such Trustee.

(d) The Company’s obligation and covenant to reimburse each Trustee for reasonable expenses, disbursement and advances and to indemnify each Trustee pursuant to, and in accordance with, the terms of Section 607 of the Base Indenture shall extend to any and all loss, liability or expense incurred by any Trustee (without negligence or bad faith on the part of such Trustee), arising out of or in connection with any series of the Securities under the Base Indenture, regardless of whether such Trustee is the Trustee of such series of the Securities.

Section 5. Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 6. Counterparts and Methods of Execution.

This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart. The exchange of copies of this Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by First Trustee and U.S. Bank, shall constitute effective execution and delivery of this Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by First Trustee and U.S. Bank, shall be deemed to be their original signatures for all purposes of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

Section 7. Titles.

Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

Section 8. The Trustee.

(a) Neither Trustee shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for the recitals contained herein.

(b) In the performance of its obligations hereunder, U.S. Bank, as the Trustee in respect of the Future Notes, shall have and be vested with all of the rights, powers, trusts, benefits, protections, indemnities and immunities afforded to the Trustee pursuant to the Base Indenture. The term “Corporate Trust Office” as used in the Indenture in respect of U.S. Bank shall mean the following office of U.S. Bank:

U.S. Bank
13737 Noel Road
8th Floor
Dallas, TX 75240

or such other office as U.S. Bank may designate from time to time by notice to the Company.

(c) It is hereby confirmed that all the rights, powers, trusts and duties of First Trustee, as Trustee, in respect of all series of the Securities which have been issued prior to this date and remain outstanding shall continue to be vested in the First Trustee.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company, First Trustee and U.S. Bank have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized all as of the day and year first above written.

KIMBERLY-CLARK CORPORATION

By:	/s/ Flavio Costa
Name:	Flavio Costa
Title:	Vice President and Treasurer

By:	/s/ Alison Rhoten
Name:	Alison Rhoten
Title:	Vice President, Deputy General Counsel, Global Corporate Affairs and Corporate Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as First Trustee

By:	/s/ Julie Hoffman-Ramos
Name:	Julie Hoffman-Ramos
Title:	Vice President

[Signature Page to Eighth Supplemental Indenture]